UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 9, 2019, Akebia Therapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K including the following disclosure that updates certain information included in the Company’s proxy statement for its 2019 annual meeting of stockholders, to be held on June 6, 2019:

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2019, Rita Jain, M.D., announced that she intends to resign her current position as the Company’s Senior Vice President, Chief Medical Officer, effective June 17, 2019. On May 9, 2019, the Company announced that Steven K. Burke, M.D., will succeed Dr. Jain as the Company’s Senior Vice President, Chief Medical Officer on the effective date of Dr. Jain’s resignation. Dr. Jain has advised the Company that she is committed to supporting the Company and her successor during a transitional period.